UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2008

ClearOne Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

000-17219	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

5225 Wiley Post Way, Suite 500,	84116
Salt Lake City, Utah
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 10, 2008, we entered into a demand margin loan agreement with UBS Financial Services, Inc., which enables us to borrow up to $3,870,000 at an interest rate based on the 30-day LIBOR rate plus 25 basis points.  The interest rate will be subject to change at any time in the sole discretion of UBS. To secure our obligations under the loan with UBS, we have pledged our auction rate securities as collateral.  We will pay monthly interest payments to UBS, however, no interest payments will be due if a minimum equity ratio (as determined by UBS) is maintained in our collateral accounts.  If the value of the auction rate securities declines below the minimum equity ratio determined by UBS, we may be required to pledge additional collateral as security for the loan, sell the auction rate securities, or otherwise repay the outstanding principal balance.  The UBS loan will be due on demand.

The Loan provides us with partial liquidity to our currently illiquid auction rate securities. A portion of the Loan may be used to fund our pending tender offer which is scheduled to expire September 16, 2008.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

Exhibits.

Exhibit No.	Title of Document	Location
10.20	Margin Loan Agreement between ClearOne Communications, Inc. and UBS Financial Services, Inc. dated September 10, 2008	This Filing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: September 11, 2008	By:	/s/ Greg A. LeClaire
Greg A. LeClaire
Chief Financial Officer